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                            EMPLOYMENT AGREEMENT
                            --------------------


AGREEMENT dated as of May 2, 1997, by and between SELECTIVE INSURANCE COMPANY OF AMERICA, a New Jersey corporation (the "Company"), having an office at 40 Wantage Avenue, Branchville, New Jersey 07826, and JAMES W. COLEMAN, JR., having an address of 83 Main Street, Ogdensburg, New Jersey 07439 (the "Executive").

In consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Employment. The Company agrees to employ the Executive, and the Executive accepts employment with the Company, on the terms and conditions set forth herein.

2. Term. The term of employment under this Agreement shall commence as of the date hereof and, subject to Section 7 hereof, shall terminate three (3) years after the date hereof.

3. Compensation. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive a fixed salary during the term of employment under this Agreement at a rate of not less than One Hundred Thirty Five Thousand Dollars ($135,000.00) per year (the "Salary"), payable in installments in accordance with the Company's policy from time to time in effect for payment of salary to executives. The Salary shall be reviewed no less than


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       annually by the Company's Board of Directors, and nothing contained herein shall prevent the Company's Board of Directors from at any time increasing the Salary or other benefits herein provided to be paid or provided to Executive or from providing additional or contingent benefits to Executive as it deems appropriate.

4.     Duties.

       (a) The Executive has been elected as a Senior Vice President of the Company, and he agrees to serve as such during each year of the term of this Agreement that he is elected to such office and until his successor is elected and qualified. If at any time prior to the expiration of this Agreement, the Board of Directors of the Company shall fail to reelect Executive as a Senior Vice President at the Company's Annual Organizational Meeting (except as a result of termination pursuant to Section
            7 hereof), Executive's employment hereunder shall terminate ninety (90) days after the date of such meeting. During said ninety-day (90-day) period the Executive shall continue to be employed under this Agreement, shall cooperate fully with the Company's Board of Directors and shall devote his full business time and attention to such duties not inconsistent with the provisions hereof as he shall be assigned by the Company's Board of Directors. Upon termination of Executive's employment hereunder pursuant to this Section 4(a), the Executive shall resign as an officer


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            of the Company and each of its subsidiaries of which he shall then be a director and/or officer. Notwithstanding any such termination, the Executive, provided he does not violate the provisions of Section 9 hereof, shall be entitled to receive
            (i) as severance pay an amount equal to his Salary, at the rate in effect at the time of termination of employment hereunder, for a period of two (2) years after the date of such termination, payable in monthly installments, and (ii) the certain benefits provided for in Section 8 hereof, for a period of two (2) years after the date of such termination or such shorter period as provided in Section 8. If Executive's employment hereunder shall terminate pursuant to this Section 4(a), such termination shall not prevent Executive from accepting other employment with the Company or otherwise after the effective date of such termination.

       (b) The Executive agrees to devote his entire business time, attention and services exclusively to the business and affairs of the Company and its subsidiaries and to perform his duties with fidelity and to the best of his ability. Executive may accept directorships on the Board of Directors of profit and nonprofit corporations with the prior consent of the Board of Directors of the Company.


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5.     Deferred Compensation.

       (a) The Executive may, from time to time during the term of employment hereunder, request that the Company defer the whole or any part of his Salary payable under Section 3, provided that such request is received by the Company on or before the December 31 of the calendar year immediately preceding the calendar year in respect of which such Salary is due (or such other date as may be required from time to time by applicable law). If so requested by the Executive, the Company shall defer payment of the amount so specified and credit on the first day of each month during the year in respect of which the deferred Salary is due, the pro rata share of the amount of Salary deferred for such year to a deferred compensation account established on its corporate books of account. Such account shall be called the "James W. Coleman, Jr. Deferred Compensation Account" (the "Account") and shall be an unfunded, unsecured liability of the Company to be satisfied from its general corporate funds. The Company agrees to credit the Account semiannually on June 30 and December 31 of each year with interest at a rate equal to the rate announced from time to time by Morgan Guaranty Trust Company of New York as its prime rate.

       (b) Except as herein provided in this Section 5b), the Company shall distribute to the Executive all amounts credited to the Account in ten (10) approximately equal


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            annual installments commencing on the first day of January immediately succeeding the date of termination of the Executive's employment under this Agreement for any reason whatsoever. In the event of the Executive's death prior to the time he shall have received the full amount due under the preceding sentence, the remaining payments due under such sentence shall be paid on the respective due dates thereof to any beneficiary or beneficiaries designated by the Executive to the Company in writing or, in the absence of such designation, to the Executive's legal representative. It is agreed that the benefits to be paid as deferred compensation pursuant to this
            Section 5 shall not be forfeited by the Executive.

       (c) Nothing contained in this Section 5 and no action taken pursuant to this Section 5 shall create or be construed to create a trust of any kind for the benefit of any person or a fiduciary relationship between the Company and any person.

6. Benefits During Employment. During the term of Executive's employment under this Agreement, the Company shall (a) permit the Executive to participate in the Selective Insurance Stock Option Plan and the Selective Insurance Stock Option Plan II, Thrift Plan for Employees of Selective Insurance Company of America and Subsidiaries, and incentive compensation, stock option, stock appreciation right, stock bonus, pension, group insurance and other benefit plans, if any, in accordance with


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       the respective provisions thereof, from time to time in effect
       (collectively, the "Plans"), and (b) provide the Executive with suitable offices, secretarial and other services, and other perquisites applicable to executives of the Company, all in accordance with the Company's policies with respect thereto from time to time in effect. The Executive shall also be entitled, during the term of his employment under this Agreement, to vacations and reimbursements for ordinary and necessary travel and entertainment expenses in accordance with the Company's policies on such matters from time to time in effect.

7.     Termination.

       (a) The Executive's employment under this Agreement shall be terminated upon the Executive's death or if the Executive shall be adjudicated legally incompetent by a court of competent jurisdiction. In such event, the Executive or his legal representative shall be entitled to receive (i) as severance pay an amount equal to Executive's Salary, at the rate in effect at the time of termination of employment hereunder, for a period of one (1) year after the date of such termination, payable in monthly installments, and (ii) the certain benefits provided for in Section 8 hereof, for a period of one (1) year after the date of such termination or such shorter period as provided in Section 8.

       (b) The Company may, at its option, terminate the Executive's employment under this Agreement if the Executive


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            shall fail, or if the majority of the Board of Directors
            shall find on the basis of medical evidence reasonably satisfactory to it that the Executive is unable, by virtue of or by reason of some physical or mental impairment, to perform his duties hereunder for a period of ninety (90) consecutive days or more or for a period of one hundred eighty(180) days or more during any 270-day period. In the event that this Agreement is terminated pursuant to this paragraph 7(b), Executive shall be entitled to receive, in monthly installments, for a period of one (1) year from the date of such termination, an amount which, together with any disability insurance benefits to which Executive is entitled under disability insurance policies with respect to which the premiums were paid by the Company, is equal to Executive's Salary at the rate in effect at the time of such termination.

            In that regard, Executive, following such termination of this Agreement, shall be considered an employee solely for the purpose of applying for and receiving disability payments (both the temporary and long-term disability) in accordance with the terms and conditions of such disability plans in effect at the time.

       (c) The Company may, at its option upon resolution of a majority of the entire Board of Directors, terminate the Executive's employment under this Agreement for cause, upon: (A) the Executive's conviction of a felony


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            (as evidenced by a binding and final judgment, order or
            decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal), (B) the continued willful failure by the Executive to perform substantially his duties with the Company (other than any such failure resulting from his incapacity due to physical injury or physical or mental illness) for a period of thirty
            (30) days after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed his duties, or (c) willful misconduct in the performance of the Executive's duties and obligations to the Company which constitute common law fraud or other gross malfeasance of duty. In the event of termination of the Executive's employment pursuant to this paragraph 7(c), Executive shall be entitled to receive (i) his Salary accrued to the date of such termination and (ii) benefits accrued to Executive under the Plans to the date of such termination, to the extent that such benefits may be payable to Executive under the provisions of the Plans in effect on the date of termination of employment.

       (d) Notwithstanding anything to the contrary in this Agreement, the Company may, by action duly taken by the Board of Directors, terminate the Executive's employment hereunder at any time and for any reason.


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            In such event, the Executive, provided he does not violate the provisions of Section 9 hereof, shall be entitled to receive (i) as severance pay an amount equal to his Salary, at the rate in effect at the time of termination of employment hereunder, for a period of two (2) years after the date of such termination, payable in monthly installments, and (ii) the certain benefits provided for in Section 8 hereof, for a period of two (2) years after the date of such termination or such shorter period as provided in Section 8.

8. Certain Benefits After Termination of Employment. Upon the termination of Executive's employment pursuant to Section 4(a),
       Section 7(a),Section 7(b) or Section 7(d) hereof, Executive (or his legal representative) shall receive the benefits, if any, to which Executive is entitled under the provisions of the Plans in effect at the time of such termination. In addition, the Company shall maintain in full force and effect for the continued benefit of the Executive and his dependents for a period terminating on the earlier of (i) the termination of the period of such post-termination benefits set forth in Section 4(a), Section 7(a), Section 7(b) or
       Section 7(d), as applicable, or (ii) the commencement date of equivalent benefits from a new employer (the "Extended Benefit Period"), all insured and self-insured employee welfare benefit plans in which the Executive was entitled to participate immediately prior to the date of termination, provided that the Executive's continued participation is not barred under the general terms and provisions of such plans.


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       In the event that the Executive's participation in any such plan is barred by its terms, the Company, at its sole cost and expense, shall arrange to have issued for the benefit of the Executive and his dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those which the Executive otherwise would have been entitled to receive under such plans pursuant to this Section 8. If, at the end of the Extended Benefit Period, the Executive has not previously received or is not receiving equivalent benefits from a new employer, or is not otherwise receiving such benefits, the Company shall arrange, at its sole cost and expense, to enable him to convert his and his dependents' coverage under such plans to individual policies or programs upon the same terms as employees of the Company may apply for such conversions upon termination of employment.

9. Nondisclosure of Confidential Information and Trade Secrets. The Executive agrees that he will not, either during the term of employment under this Agreement or thereafter, disclose to any other person or entity any confidential information or trade secret of the Company or its subsidiaries, except for disclosures to directors, officers, key employees, independent accountants and counsel of the Company and its subsidiaries as may be necessary or appropriate in the performance of his duties hereunder. The Executive agrees not to take with him upon leaving the employ of the Company any document or paper relating to any confidential information or trade secret of the Company and its subsidiaries.


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10.    Other Employees.  The Executive agrees that, for a period of two (2)
       years after the termination of employment under this Agreement, he will not directly or indirectly solicit or induce or attempt to solicit or induce or cause any of the employees of the Company or the Company's subsidiaries to leave the employ of the Company or of such subsidiaries.

11. Injunctive Relief. The Executive acknowledges that monetary damages will not adequately compensate the Company for any violation of Sections 9 or 10 hereof and consents to the entry of an injunction in any court of competent jurisdiction to enforce the provisions of Section 9 or Section 10 hereof.

12. Representations. The Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

13. Nonassignability. No right or benefit under this Agreement shall be assigned, transferred, pledged or encumbered (a) by the Executive except by a beneficiary designation made in the manner provided herein or by will or the laws of descent and distribution, (b) by any beneficiary designated in the manner provided herein except by will or the laws of descent and distribution, or (c) by the Company except that the Company may assign this Agreement and all of its rights hereunder to any entity with which it may merge or consolidate or to which


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       it may sell all or substantially all of its assets provided said entity shall assume (by contract or by operation of law) the Company obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Executive, his heirs, legal representatives and any beneficiary or beneficiaries designated hereunder.

14. Notice. Any notice, request, or other communication given hereunder shall be in writing, and, if given by the Executive to the Company, shall be delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the Company at 40 Wantage Avenue, Branchville, New Jersey 07890, Attention: President. If given by the Company to the Executive, it shall be delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the Executive at Executive's address hereinabove set forth. Either party may change the address to which notices, requests and other communications are to be addressed by notice given to the other in accordance with the provisions of this Section 14. Notices, requests and other communications shall be deemed to be given when received, which, in the case of notice given by mail, shall be the time indicated on the receipt therefor.

15. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity and unenforceability shall not affect


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       the remaining provisions hereof which shall remain in full force and effect.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed in New Jersey.


     IN WITNESS WHEREOF, this Agreement has been duly executed by the Executive and on behalf of the Company by its duly authorized officer, all as of the day and year first above written.


                                SELECTIVE INSURANCE COMPANY OF AMERICA


                                By:  /s/ James W. Entringer
                                     -------------------------
                                     James W. Entringer,
                                     Chairman, President and
                                     Chief Executive Officer

                                     /s/ James W. Coleman, Jr.
                                     -------------------------
                                     James W. Coleman, Jr.


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     In consideration of the covenants of the Executive hereinabove set forth, Selective Insurance Group, Inc., holder of all of the issued and outstanding capital stock of the Company, hereby guarantees to the Executive the full performance by the Company of all of its obligations under the foregoing Employment Agreement.

                                     SELECTIVE INSURANCE GROUP, INC.


                                     By: /s/ James W. Entringer
                                         --------------------------
                                         James W. Entringer,
                                         Chairman, President and
                                         Chief Executive Officer




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